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                            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration of our report dated February 14, 1997, included in the Alpha Hospitality Corporation's Form 10-K for the years ended December 31, 1996 and 1995 and to references to our Firm as experts in this registration statement.


                                        /s/ Rothstein, Kass & Company, P.C.

                                            ROTHSTEIN, KASS & COMPANY, P.C.



Roseland, New Jersey
September 30, 1997